Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of October 24, 2019 by and between Iliad Research and Trading, L.P., a Utah limited partnership (“Lender”), and Inpixon, a Nevada corporation (“Borrower” or the “Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Original Note (defined below).

A.                Borrower previously sold and issued to Lender that certain Promissory Note dated December 21, 2018, as amended (the “Original Note”), in the original principal amount of $1,895,000.00 pursuant to that certain Note Purchase Agreement dated December 21, 2018 by and between Lender and Borrower, as amended (the “Purchase Agreement,” and together with the Original Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.                 Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Promissory Note in the form of the Original Note (the “Partitioned Note”) in the original principal amount of $195,000.00 (“Exchange Amount”) from the Original Note and then cause the outstanding balance of the Original Note to be reduced by an amount equal to the Exchange Amount, which represents the total outstanding balance of the Partitioned Note.

C.                 Borrower and Lender further desire to (i) exchange (such exchange is referred to as the “Note Exchange”) the Partitioned Note for the delivery of 1,950,000 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”, and such 1,950,000 shares of Common Stock, the “Exchange Shares”), at an effective price per Exchange Share equal to $0.10, and (ii) extend the standstill and Maturity Date of the Original Note until December 31, 2019 (the “Amendments”), according to the terms and conditions of this Agreement.

D.                The Note Exchange will consist of Lender surrendering the Partitioned Note in exchange for the Exchange Shares, which will be issued free of any restrictive securities legend. Other than the surrender of the Partitioned Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

E.                 Lender and Borrower have agreed to exchange the Partitioned Note for the Exchange Shares and the Amendments on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.                  Partition. Effective as of the date hereof, Borrower and Lender agree that the Partitioned Note is hereby partitioned from the Original Note. Following such partition of the Original Note, Borrower and Lender agree that the Original Note shall remain in full force and effect, provided that the outstanding balance of the Original Note shall be reduced by an amount equal to the Exchange Amount.

3.                  Issuance of Exchange Shares. Pursuant to the terms and conditions of this Agreement, the Exchange Shares shall be delivered to Lender on or before October 25, 2019 and the Note Exchange shall occur with Lender surrendering the Partitioned Note to Borrower on the Free Trading Date (as defined below). On the Free Trading Date, the Partitioned Note shall be cancelled and all obligations of Borrower under the Partitioned Note shall be deemed fulfilled. All Exchange Shares delivered hereunder shall be delivered via DWAC to Lender’s designated brokerage account. Borrower agrees to provide all necessary cooperation or assistance that may be required to cause all Exchange Shares delivered hereunder to become Free Trading (the first date such occurs, the “Free Trading Date”). For purposes hereof, the term “Free Trading” means that (a) the Exchange Shares have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

4.                  Closing. The closing of the transactions contemplated hereby (the “Closing”) along with the delivery of the Exchange Shares to Lender shall occur on the date that is mutually agreed to by Borrower and Lender by means of the exchange by email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5.                  Holding Period, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Partitioned Note and the Exchange Shares will include Lender’s holding period of the Original Note from December 21, 2018, as amended or modified pursuant to that certain Global Amendment, dated February 8, 2019. Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation. Borrower agrees to take all action necessary to issue the Exchange Shares without restriction, and not containing any restrictive legend without the need for any action by Lender; provided that the applicable holding period has been met. In furtherance thereof, at the Closing, counsel to Lender may, in its sole discretion, provide an opinion that: (a) the Exchange Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions; and (b) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. Borrower represents that it is not subject to Rule 144(i). The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Partitioned Note. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Partitioned Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 5 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

6.                  Standstill. Subject to the terms, conditions and understandings contained in this Agreement, Borrower and Lender agree that the standstill set forth in that certain Standstill Agreement, dated as of August 8, 2019, shall be extended to December 31, 2019. For the avoidance of doubt, Lender shall not be entitled to redeem all or any portion of the Original Note (the “Standstill”) until December 31, 2019 (the “Standstill Period”). Unless otherwise agreed to by Borrower and Lender, Borrower understands that the Standstill shall terminate immediately upon the earliest occurrence of (a) any breach of this Agreement, or (b) any Event of Default after the date hereof, and that in any such case, Lender may seek all recourse available to it under the terms of the Original Note, this Agreement, any other Transaction Document, or applicable law. Upon the termination of this Agreement or the expiration of the Standstill Period, among other rights, Lender shall have the right to redeem all or any portion of the outstanding balance in accordance with the terms of the Original Note.

7.                  Maturity Date. In conjunction with the Standstill, Borrower and Lender also agree that the Maturity Date of the Original Note is hereby extended to December 31, 2019, effective as of October 21, 2019. Accordingly, Borrower and Lender agree that the Original Note is hereby amended to the extent necessary to implement the foregoing extension of the Maturity Date. Lender hereby waives, with retroactive effect as of October 21, 2019, any Event of Default arising solely as a result of the extension of the Maturity Date.

8.                  Representations, Warranties and Agreements.

      (a)               Borrower Representations, Warranties and Agreement. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) no Event of Default has occurred under the Original Note and any Events of Default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Original Note, (e) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for issuing the Exchange Shares, other than the surrender of the Partitioned Note, and (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

     (b)               Lender Representations Warranties and Agreement. In order to induce the Company to enter into this Agreement, Lender for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) the Lender understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Exchange Shares, (d) the Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the the Partitioned Note or the Exchange Shares or the fairness or suitability of the investment in the Partitioned Note or the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Partitioned Note or the Exchange Shares, (e) the Lender is acquiring the Partitioned Note in the ordinary course of its business, the Lender has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Partitioned Note and Exchange Shares and has so evaluated the merits and risk of such investment and the Lender is an “accredited investor” as defined in Regulation D under the Securities Act, (f) the Lender owns the Original Note free and clear of any liens, (g) the Lender shall not sell, purchase, trade or otherwise dispose of or acquire any shares of Common Stock or other securities of the Company until a Current Report on Form 8-K disclosing the transactions contemplated hereunder is filed with the U.S. Securities and Exchange Commission, which shall be filed no later than 5:30pm EDT as of the date hereof, (h) the issuance of the Exchange Shares shall not result in the Lender beneficially owning a number of shares of Common Stock, when aggregated with any other shares of Common Stock beneficially owned at such time, that would result in the Lender beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) more than 4.99% of all of the issued and outstanding shares of Common Stock and (i) the Lender understands that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents.

9.                 Arbitration. By its execution of this Agreement, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement and the parties agree to submit all Claims (as defined in the Purchase Agreement) arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

10.               Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.              Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

12.              Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

13.              No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

14.              Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

15.              Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

16.              Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

17.              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

18.              Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Original Note, the Partitioned Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement and the Partitioned Note, on the one hand, and the Original Note or any other Transaction Document, on the other hand, the terms of this Agreement and the Partitioned Noted shall prevail.

19.              Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

20.              Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

21.              Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Exchange Agreement]

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